Exhibit 99.1

Company Contact:

Charles R. Daniel, III

Chief Financial Officer

(314) 621‑0699

Investor Contacts:

ICR, Inc.

Allison Malkin/Anne Rakunas

(203) 682-8225/(310) 954-1113

BAKERS FOOTWEAR REPORTS FOURTH QUARTER NET SALES

Fourth Quarter Comparable Store Sales Increase 2.6%

Full Year Fiscal 2010 Comparable Store Sales Increase 1.7%

ST. LOUIS, MO., February 3, 2011 – Bakers Footwear Group, Inc. (OTC Bulletin Board: BKRS.OB), a leading specialty retailer of moderately priced fashion footwear for young women, with 232 stores, today reported net sales for the fourth quarter and full year of fiscal 2010.

For January, the four-week period ended January 29, 2011, net sales were $11.5 million, a decrease of 3.2% from $11.9 million for the four-weeks ended January 30, 2010.  Comparable store sales (sales for stores open at least one year or more) for the four-week January 2011 period decreased 1.3%, compared to an increase of 0.8% for the four-week period ended January 30, 2010.

For the thirteen-weeks ended January 29, 2011, the Company’s fourth fiscal quarter, net sales increased 1.0% to $58.2 million, from $57.6 million for the thirteen-weeks ended January 30, 2010.  Comparable store sales for the fourth quarter of fiscal 2010 increased 2.6%, compared to a comparable store sales increase of 3.9% for the fourth quarter of fiscal 2009.

For the fifty-two weeks ended January 29, 2011, the Company’s fiscal year 2010, net sales were $185.6 million compared to $185.4 million last year.  Comparable store sales for fiscal year 2010 increased 1.7%, compared to a comparable store sales increase of 1.3% for fiscal year 2009.

Peter Edison, Chairman and Chief Executive Officer of Bakers Footwear Group commented, “We are pleased to report increased comparable store sales for the fourth quarter and fiscal year continuing our positive momentum from 2009.  Fiscal year 2010 is our third consecutive year of positive comparable store sales. Our fourth quarter sales were driven by our initiatives in new and exclusive brands, as well as our continued ability to capitalize on the trends in fashion footwear.  We expect our favorable sales performance to continue as we begin fiscal 2011 and are particularly encouraged by the excitement in our current and upcoming spring offerings.”

Based on the Company’s business plan, the Company believes it has adequate liquidity to fund anticipated working capital requirements and expects to be in compliance with its financial covenants through the next twelve months.  The Company’s most recent Quarterly Report on Form 10-Q, and the Company’s most recent Annual Report on Form 10-K disclose in detail the risks of the Company’s current liquidity situation and its ability to comply with its financial covenants.

About Bakers Footwear Group, Inc.

Bakers Footwear Group, Inc. is a national, mall-based, specialty retailer of distinctive footwear and accessories for young women. The Company’s merchandise includes private label and national brand dress, casual and sport shoes, boots, sandals and accessories. The Company currently operates 232 stores nationwide. Bakers’ stores focus on women between the ages of 16 and 35. Wild Pair stores offer fashion-forward footwear to both women and men between the ages of 17 and 29.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF SECTION 27(A) OF THE SECURITIES ACT OF 1933 AND SECTION 21(E) OF THE SECURITIES EXCHANGE ACT OF 1934). BAKERS FOOTWEAR HAS NO DUTY TO UPDATE SUCH STATEMENTS. ACTUAL FUTURE EVENTS AND CIRCUMSTANCES COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THIS STATEMENT DUE TO VARIOUS FACTORS. FACTORS THAT COULD CAUSE THESE CONDITIONS NOT TO BE SATISFIED INCLUDE INABILITY TO SATISFY DEBT COVENANTS, MATERIAL DECLINES IN SALES TRENDS AND LIQUIDITY, MATERIAL CHANGES IN CAPITAL MARKET CONDITIONS OR IN BAKERS FOOTWEAR’S BUSINESS, PROSPECTS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION, AND OTHER RISKS AND UNCERTAINTIES, INCLUDING THOSE DETAILED IN BAKERS FOOTWEAR’S MOST RECENT ANNUAL REPORT ON FORM 10-K AND OUR MOST RECENT QUARTERLY REPORT ON FORM 10-Q, INCLUDING THOSE DISCUSSED IN “RISK FACTORS,” IN “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS” AND IN NOTE 2 TO THE FINANCIAL STATEMENTS IN THESE REPORTS, AND IN ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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